  EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 1 of this Registration Statement on Form S-1/A (File No. 333-278009) of our report dated September 28, 2022, relating to the consolidated financial statements of Scientific Industries, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Nussbaum Berg Klein & Wolpow, CPAs LLP

Melville, New York

May 2, 2024